Exhibit 99.1

SOMAXON AND PALADIN
ANNOUNCE SILENOR® EX-US COLLABORATION
•	Paladin Labs to Commercialize Silenor in Canada, South America and Africa

•	Somaxon to Receive Up-front and Milestone Payments of Up to US$129 million

•	Paladin Labs to Purchase US$5 million of Somaxon Common Stock
SAN DIEGO, CA and MONTREAL, CANADA — June 8, 2011 — Somaxon Pharmaceuticals, Inc. (Nasdaq: SOMX) and Paladin Labs Inc. (TSX:PLB) today announced that they have entered into an exclusive collaboration under which Paladin will commercialize Silenor® (doxepin) for the treatment of insomnia characterized by difficulty with sleep maintenance in Canada, South America and Africa. According to IMS Canada, the value of the Canadian insomnia market, mainly comprised of zopiclone, exceeded $79 million in 2010 alone and has been growing at a 5 year CAGR of 10%.
Under the terms of the agreements, Somaxon will receive an up-front payment of US$500,000, and Paladin will purchase 2,184,769 shares of Somaxon’s common stock for a purchase price of US$5 million. Once Silenor is commercialized in the licensed territories, Somaxon will also be eligible to receive sales-based milestone payments of up to US$128.5 million as well as a tiered double-digit percentage of net sales in the licensed territories. Paladin will be responsible for regulatory submissions for Silenor in the licensed territories and will have the exclusive right to commercialize Silenor in the licensed territories. Governance of the collaboration will occur through a joint committee structure.
“Paladin is the ideal partner for the commercialization of Silenor in Canada and the emerging markets given its impressive track record of achieving regulatory approval and effectively commercializing branded pharmaceutical products,” said Richard W. Pascoe, Somaxon’s President and Chief Executive Officer. “This transaction helps us further our goal of maximizing the value of Silenor for our stockholders, as we estimate that the licensed territories present a very significant addition of people suffering from insomnia. We have also maintained rights to the product in the United States, Europe and Japan.”
“We are pleased to partner with Somaxon to commercialize Silenor in Canada, South America and Africa. Silenor is an excellent fit with Paladin’s commercial capabilities and portfolio, and we believe that there is a significant unmet need for Silenor. Importantly, this agreement also provides further momentum to our geographic footprint expansion across emerging markets,” said Jonathan Ross Goodman, President and Chief Executive Officer of Paladin Labs Inc. “Based on our due diligence on Silenor’s U.S. launch progress to date, its longer term commercial potential in that market, and of course its intellectual property protection and position, we are comfortable making a sizeable investment in Somaxon.”
About Silenor®
Silenor is a low-dose (3 mg and 6 mg) oral tablet formulation of doxepin, and is the first and only non-scheduled prescription sleep medication approved to treat insomnia characterized by difficulties with sleep maintenance. Sleep maintenance is defined as waking frequently during the night and/or waking too early and being unable to return to sleep. For more information, please visit www.silenor.com.

Important Safety Information
A doctor should be consulted if insomnia worsens or is not better within 7 to 10 days. This may mean that there is another condition causing the sleep problem.
Patients should be sure that they are able to devote 7 to 8 hours to sleep before being active again. Silenor should be taken within 30 minutes of bedtime. Patients should not take Silenor with alcohol or with other medicines that can cause drowsiness. Silenor should not be taken with or within two weeks after taking a monoamine oxidase inhibitor (MAOI). Patients should not take Silenor if they have untreated narrow angle glaucoma, if they have severe urinary retention, if they have severe sleep apnea or if they are allergic to any of the ingredients in Silenor. Until patients know how they will react to Silenor, they should not drive or operate machinery at night after taking Silenor, and they should be careful in performing such activities during the day following taking Silenor. Before taking Silenor, patients should tell their doctors if they have a history of depression, mental illness or suicidal thoughts. Patients should call their doctors right away if after taking Silenor they walk, drive, eat or engage in other activities while asleep. Drowsiness was the most common adverse event observed in clinical trials.
For more information, please see the complete Prescribing Information, including the Medication Guide, at www.silenor.com or www.somaxon.com.
About Somaxon Pharmaceuticals, Inc.
Headquartered in San Diego, CA, Somaxon Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the in-licensing, development and commercialization of proprietary branded pharmaceutical products and late-stage product candidates to treat important medical conditions where there is an unmet medical need and/or high-level of patient dissatisfaction, currently in the central nervous system therapeutic area. Somaxon’s product Silenor® (doxepin), now available by prescription in the United States, is indicated for the treatment of insomnia characterized by difficulties with sleep maintenance.
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For more information, please visit the company’s web site at www.somaxon.com.
About Paladin Labs Inc.
Paladin Labs Inc., headquartered in Montreal, Canada, is a specialty pharmaceutical company focused on acquiring or in-licensing innovative pharmaceutical products for the Canadian and world markets. With this strategy, a focused national sales team and proven marketing expertise, Paladin has evolved into one of Canada’s leading specialty pharmaceutical companies. Paladin’s shares trade on the Toronto Stock Exchange under the symbol PLB. For more information about Paladin, please visit the Company’s web site at www.paladinlabs.com.
Forward Looking Statements Related to Paladin
This press release may contain forward-looking statements and predictions. These forward-looking statements, by their nature, necessarily involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. The Company considers the assumptions on which these forward-looking statements are based to be reasonable at the time they were prepared, but cautions that these assumptions regarding the future events, many of which are beyond the control of the Company and its subsidiaries, may ultimately prove to be incorrect. Factors and risks, which could cause actual results to differ materially from current expectations, are discussed in the annual report as well as in the Company’s Annual Information Form for the year ended December 31, 2010. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information or future events and except as required by law. For additional information on risks and uncertainties relating to these forward-looking statements, investors should consult the Company’s ongoing quarterly fillings, annual report and Annual Information Form and other fillings found on SEDAR at www.sedar.com.

Forward Looking Statements Related to Somaxon: Somaxon cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. For example, statements regarding regulatory approval in countries outside the United States and the achievement of milestone payments are forward looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, the market potential for insomnia treatments, and Somaxon’s and Paladin Labs’ ability to compete within that market; Somaxon’s reliance on its collaboration partner, Paladin Labs, and its adherence to the terms of its contract; the timing of receipt of regulatory approval in countries outside of the United States, if at all; Somaxon’s ability to successfully enforce its intellectual property rights and defend its patents, including any developments relating to the recent submission of abbreviated new drug applications for generic versions of Silenor 3 mg and 6 mg tablets and related patent litigation; the possible introduction of generic competition of Silenor; the scope, validity and duration of patent protection and other intellectual property rights for Silenor; whether the approved label for Silenor is sufficiently consistent with such patent protection to provide exclusivity for Silenor; Somaxon’s ability to successfully commercialize Silenor in the United States; Somaxon’s reliance on its co-promotion partner, Procter & Gamble, and its contract sales force provider, Publicis, for critical aspects of the commercial sales process for Silenor in the United States; the performance of Procter & Gamble and Publicis and their adherence to the terms of their contracts with Somaxon; the ability of Somaxon’s sales management personnel to effectively manage the sales representatives employed by Publicis; the ability of Somaxon to ensure adequate and continued supply of Silenor to successfully meet anticipated market demand; Somaxon’s ability to raise sufficient capital to fund its operations, and the impact of any such financing activity on the level of its stock price; the impact of any inability to raise sufficient capital to fund ongoing operations, including any patent infringement litigation; Somaxon’s ability to operate its business without infringing the intellectual property rights of others; inadequate therapeutic efficacy or unexpected adverse side effects relating to Silenor that could result in recalls or product liability claims; other difficulties or delays in development, testing, manufacturing and marketing of Silenor; the timing and results of post-approval regulatory requirements for Silenor, and the FDA’s agreement with Somaxon’s interpretation of such results and other risks detailed in Somaxon’s prior press releases and periodic filings with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Somaxon undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.
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FOR FURTHER INFORMATION PLEASE CONTACT:
Somaxon Pharmaceuticals, Inc.
Tran Nguyen
Chief Financial Officer
(858) 876-6500

Rob Whetstone
PondelWilkinson, Inc.
(310) 279-5963
Investors@somaxon.com
Paladin Labs Inc.
Samira Sakhia, CA, MBA
Chief Financial Officer
Tel: 514-669-5367
Fax: 514-344-4675
Email: info@paladinlabs.com
Website: www.paladinlabs.com